Exhibit 99.1

Media Contact: William H. Galligan                  Phone: 816/983-1551
bgalligan@kcsouthern.com

Kansas City Southern Reports Record Fourth Quarter and Full-Year 2013 Revenues, Carloads and Operating Income

Fourth Quarter 2013 Results

•	Revenue of $616 million, an increase of 8% over fourth quarter 2012.

•	Operating income of $196 million, 13% higher than a year ago.

•	Operating ratio of 68.1%, compared with 69.5% in fourth quarter 2012.

•	Reported and adjusted diluted earnings per share for fourth quarter 2013 was $1.03, a 12% increase over fourth quarter 2012 adjusted diluted earnings per share.

Kansas City, MO., January 24, 2014. Kansas City Southern (KCS) (NYSE:KSU) reported record fourth quarter 2013 revenues of $616 million. Overall, carload volumes were 2% higher than in fourth quarter 2012.

Compared to 2012, fourth quarter revenue growth was led by a 30% increase in Agriculture & Minerals and an 18% increase in Intermodal. Automotive and Industrial & Consumer Products were also strong, both with revenues growing by 9% in the fourth quarter of 2013. Chemical & Petroleum revenue grew 2% and Energy revenue declined by 17% compared to the prior year, primarily due to a decline in utility coal shipments.

Operating income for the fourth quarter of 2013 was $196 million compared with $174 million a year ago, a 13% increase. KCS reported a fourth quarter 2013 operating ratio of 68.1%, a 1.4 point improvement from fourth quarter 2012. Operating expenses in the fourth quarter were $420 million compared with $395 million in the corresponding 2012 period, a 6% increase.

Reported net income in the fourth quarter of 2013 totaled $114 million, or $1.03 per diluted share, compared with $93 million, or $0.83 per diluted share, in the fourth quarter of 2012. Excluding debt retirement costs and the impacts of foreign exchange rate fluctuations, adjusted diluted earnings per share for fourth quarter 2013 was $1.03 compared to $0.92 in 2012.

For the full year of 2013, revenue was a record $2.4 billion, up 6% over 2012. Carloads for 2013 were 2.2 million, an increase of 2% over the prior year.

Full-year operating income was $739 million. Excluding one-time benefits from the elimination of a net deferred liability in 2012, full-year 2013 operating income increased 10% over prior year’s adjusted operating income. The Company’s 2013 operating ratio was 68.8% compared with the adjusted operating ratio of 69.9% in 2012, a 1.1 point improvement.

“The year 2013 proved to be another very good year for Kansas City Southern,” stated President and Chief Executive Officer David L. Starling. “While some shifts in market conditions impacted volumes in our Agriculture & Minerals and Energy commodity groups, 2013 marks the fourth consecutive year KCS has recorded a double-digit percentage increase in its adjusted diluted earnings per share.

“KCS met its stated target of mid-single digit year-over-year revenue growth, coming in 6% higher than 2012. Also, KCS achieved a record operating ratio, improving by 1.1 points over the prior year’s adjusted operating ratio. For 2013, the Company reported adjusted diluted earnings per share of $3.98, a 12% improvement over prior year.

“Five years ago, KCS management established a primary corporate objective of attaining investment grade status. In 2013, after several years of delivering strong operating and financial results, the Company achieved this distinction. Given that long-term debt rates were near all-time lows during the year, the Company immediately capitalized on its upgraded rating and executed a major debt restructuring, which resulted in KCS extending its weighted-average maturity, reducing its weighted-average coupon and creating the lowest-cost debt portfolio in the industry. This restructuring benefitted us significantly in 2013 by lowering our interest expense by $20 million over 2012, and by strengthening our balance sheet. Moreover, KCS is a stronger company going forward given its expanded financial flexibility.

“We expect to maintain our excellent growth momentum in 2014 and beyond. As 2014 evolves, investors can expect to see positive developments in a wide-range of commodity groups, including intermodal, automotive, steel and chemical & petroleum products. Particularly exciting is that growth in these areas, as well as the increase of crude oil traffic originating in Canada and terminating at various Gulf locations, should continue to ramp up over the next five years. And, while longer term, when the positive impact of Mexican energy reform is considered, KCS appears well-positioned for growth over the next decade.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share
	Three Months Ended December 31, 2013
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$180.9	$66.5	$114.4	$1.03
Adjustments for:
Debt retirement costs	5.4	1.6	3.8	0.03
Foreign exchange gain	(4.9)	(1.4)	(3.5)	(0.03)
Foreign exchange component of income taxes	—	0.4	(0.4)	—
Adjusted	$181.4	$67.1	114.3
Less: Noncontrolling interest	(i)	(ii)	0.6
Adjusted net income attributable to Kansas City
Southern and subsidiaries - see (a) below			$113.7	$1.03
Adjusted effective income tax rate - see (a) below			37.0%
			(ii)/(i)

	Three Months Ended December 31, 2012
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$150.3	$57.8	$92.5	$0.83
Adjustments for:
Debt retirement costs	2.1	0.8	1.3	0.01
Foreign exchange loss	1.4	0.4	1.0	0.01
Foreign exchange component of income taxes	—	(7.3)	7.3	0.07
Adjusted	$153.8	$51.7	102.1
Less: Noncontrolling interest	(i)	(ii)	0.7
Adjusted net income attributable to Kansas City
Southern and subsidiaries - see (a) below			$101.4	$0.92
Adjusted effective income tax rate - see (a) below			33.6%
			(ii)/(i)

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share (continued)
	Twelve Months Ended December 31, 2013
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$551.6	$198.3	$353.3	$3.18
Adjustments for:
Debt retirement costs	119.2	35.9	83.3	0.76
Foreign exchange loss	5.2	1.6	3.6	0.03
Foreign exchange component of income taxes	—	(1.3)	1.3	0.01
Adjusted	$676.0	$234.5	441.5
Less: Noncontrolling interest	(i)	(ii)	1.9
Adjusted net income attributable to Kansas City
Southern and subsidiaries - see (a) below			$439.6	$3.98
Adjusted effective income tax rate - see (a) below			34.7%
			(ii)/(i)

	Twelve Months Ended December 31, 2012
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$616.4	$237.0	$379.4	$3.43
Adjustments for:
Debt retirement costs	20.1	7.6	12.5	0.11
Elimination of net deferred statutory profit sharing liability	(43.0)	(12.9)	(30.1)	(0.27)
Foreign exchange gain	(2.7)	(0.8)	(1.9)	(0.02)
Foreign exchange component of income taxes	—	(33.9)	33.9	0.31
Adjusted	$590.8	$197.0	393.8
Less: Noncontrolling interest	(i)	(ii)	2.1
Adjusted net income attributable to Kansas City
Southern and subsidiaries - see (a) below			$391.7	$3.56
Adjusted effective income tax rate - see (a) below			33.3%
			(ii)/(i)

Reconciliation of Operating Expenses to Adjusted Operating Expenses	Twelve Months Ended
	December 31,
	2013	2,012
Operating expenses as reported	$1,630.7	$1,522.7
Adjustment for elimination of net deferred statutory profit
sharing liability	—	43.0
Adjusted operating expenses - see (b) below	$1,630.7	$1,565.7

Operating income as reported	$738.6	$715.9
Adjusted operating income - see (b) below	738.6	672.9

Operating ratio (c) as reported	68.8%	68.0%
Adjusted operating ratio - see (b) and (c) below	68.8%	69.9%

(a)
The Company believes adjusted diluted earnings per share and the related adjusted effective income tax rate are meaningful as these measures allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates and items that are not directly related to the ongoing operations of the Company.

(b)
The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding items that are not directly related to the ongoing operations of the Company.

(c)	Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

Headquartered in Kansas City, MO, Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de México, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  Kansas City Southern's North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.
This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; interest rates; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; credit risk of customers and counterparties and their failure to meet their financial obligations; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; loss of key personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic conditions; political and economic conditions in Mexico and the level of trade between the United States and Mexico; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business. More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 1-4717) and subsequent reports. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements in this news release to reflect future events or developments.

Kansas City Southern
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues	$615.6	$568.4	$2,369.3	$2,238.6
Operating expenses:
Compensation and benefits	113.2	107.0	441.6	430.5
Purchased services	57.2	50.5	217.6	219.8
Fuel	103.0	94.9	389.6	359.6
Equipment costs	40.5	42.8	160.5	167.1
Depreciation and amortization	58.3	51.9	223.3	198.8
Materials and other	47.3	47.7	198.1	189.9
Elimination of deferred statutory profit sharing liability, net	—	—	—	(43.0)
Total operating expenses	419.5	394.8	1,630.7	1,522.7
Operating income	196.1	173.6	738.6	715.9
Equity in net earnings of unconsolidated affiliates	5.0	4.2	18.8	19.3
Interest expense	(19.4)	(23.8)	(80.6)	(100.4)
Debt retirement costs	(5.4)	(2.1)	(119.2)	(20.1)
Foreign exchange gain (loss)	4.9	(1.4)	(5.2)	2.7
Other expense, net	(0.3)	(0.2)	(0.8)	(1.0)
Income before income taxes	180.9	150.3	551.6	616.4
Income tax expense	66.5	57.8	198.3	237.0
Net income	114.4	92.5	353.3	379.4
Less: Net income attributable to noncontrolling interest	0.6	0.7	1.9	2.1
Net income attributable to Kansas City Southern and subsidiaries	113.8	91.8	351.4	377.3
Preferred stock dividends	—	—	0.2	0.2
Net income available to common stockholders	$113.8	$91.8	$351.2	$377.1

Earnings per share:
Basic earnings per share	$1.03	$0.84	$3.19	$3.44
Diluted earnings per share	$1.03	$0.83	$3.18	$3.43

Average shares outstanding (in thousands):
Basic	110,021	109,793	109,973	109,712
Potentially dilutive common shares	386	344	367	368
Diluted	110,407	110,137	110,340	110,080

Kansas City Southern
Revenue & Carloads/Units by Commodity - Fourth Quarter 2013 and 2012

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Fourth Quarter		%	Fourth Quarter		%	Fourth Quarter		%
	2013	2012	Change	2013	2012	Change	2013	2012	Change

Chemical & Petroleum
Chemicals	$51.5	$50.7	2%	27.8	27.7	—	$1,853	$1,830	1%
Petroleum	27.1	26.6	2%	16.0	17.9	(11%)	1,694	1,486	14%
Plastics	27.2	26.7	2%	15.5	16.0	(3%)	1,755	1,669	5%
Total	105.8	104.0	2%	59.3	61.6	(4%)	1,784	1,688	6%

Industrial & Consumer Products
Forest Products	64.1	64.0	—	30.7	31.7	(3%)	2,088	2,019	3%
Metals & Scrap	66.8	56.2	19%	33.7	31.2	8%	1,982	1,801	10%
Other	18.6	17.1	9%	18.7	19.0	(2%)	995	900	11%
Total	149.5	137.3	9%	83.1	81.9	1%	1,799	1,676	7%

Agriculture & Minerals
Grain	70.2	45.9	53%	37.5	27.3	37%	1,872	1,681	11%
Food Products	36.7	35.0	5%	16.4	15.3	7%	2,238	2,288	(2%)
Ores & Minerals	5.5	5.0	10%	5.7	5.2	10%	965	962	—
Stone, Clay & Glass	6.7	6.0	12%	3.0	3.0	—	2,233	2,000	12%
Total	119.1	91.9	30%	62.6	50.8	23%	1,903	1,809	5%

Energy
Utility Coal	41.0	54.1	(24%)	41.9	51.5	(19%)	979	1,050	(7%)
Coal & Petroleum Coke	10.1	10.1	—	14.4	13.2	9%	701	765	(8%)
Frac Sand	14.2	13.1	8%	6.9	5.9	17%	2,058	2,220	(7%)
Crude Oil	5.1	7.3	(30%)	3.2	3.5	(9%)	1,594	2,086	(24%)
Total	70.4	84.6	(17%)	66.4	74.1	(10%)	1,060	1,142	(7%)

Intermodal	94.4	80.0	18%	242.9	234.8	3%	389	341	14%

Automotive	53.5	49.1	9%	29.3	28.5	3%	1,826	1,723	6%

TOTAL FOR COMMODITY GROUPS	592.7	546.9	8%	543.6	531.7	2%	$1,090	$1,029	6%

Other Revenue	22.9	21.5	7%

TOTAL	$615.6	$568.4	8%

Kansas City Southern
Revenue & Carload/Units by Commodity - Years Ended December 31, 2013 and 2012

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Years Ended		%	Years Ended		%	Years Ended		%
	2013	2012	Change	2013	2012	Change	2013	2012	Change

Chemical & Petroleum
Chemicals	$208.2	$200.2	4%	113.1	111.9	1%	$1,841	$1,789	3%
Petroleum	110.9	105.8	5%	67.3	70.7	(5%)	1,648	1,496	10%
Plastics	107.6	104.3	3%	63.0	64.2	(2%)	1,708	1,625	5%
Total	426.7	410.3	4%	243.4	246.8	(1%)	1,753	1,662	5%

Industrial & Consumer Products
Forest Products	258.6	253.9	2%	126.0	129.1	(2%)	2,052	1,967	4%
Metals & Scrap	249.2	224.8	11%	133.0	126.7	5%	1,874	1,774	6%
Other	76.0	72.4	5%	78.8	80.3	(2%)	964	902	7%
Total	583.8	551.1	6%	337.8	336.1	1%	1,728	1,640	5%

Agriculture & Minerals
Grain	200.8	213.1	(6%)	116.3	122.8	(5%)	1,727	1,735	—
Food Products	133.9	140.0	(4%)	59.9	61.8	(3%)	2,235	2,265	(1%)
Ores & Minerals	22.7	21.6	5%	23.1	21.4	8%	983	1,009	(3%)
Stone, Clay & Glass	26.5	25.8	3%	12.7	12.9	(2%)	2,087	2,000	4%
Total	383.9	400.5	(4%)	212.0	218.9	(3%)	1,811	1,830	(1%)

Energy
Utility Coal	201.7	211.0	(4%)	194.9	211.6	(8%)	1,035	997	4%
Coal & Petroleum Coke	41.3	34.6	19%	58.6	46.5	26%	705	744	(5%)
Frac Sand	58.8	50.8	16%	28.4	25.6	11%	2,070	1,984	4%
Crude Oil	24.8	16.4	51%	13.8	8.7	59%	1,797	1,885	(5%)
Total	326.6	312.8	4%	295.7	292.4	1%	1,104	1,070	3%

Intermodal	356.6	306.5	16%	965.6	914.2	6%	369	335	10%

Automotive	201.5	174.4	16%	110.3	103.7	6%	1,827	1,682	9%

TOTAL FOR COMMODITY GROUPS	2,279.1	2,155.6	6%	2,164.8	2,112.1	2%	$1,053	$1,021	3%

Other Revenue	90.2	83.0	9%

TOTAL	$2,369.3	$2,238.6	6%